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Exhibit 23.1

Consent of Independent Certified Public Accountants

    We have issued our report dated February 14, 2001, accompanying the consolidated financial statements of First Consulting Group, Inc. appearing in the 2000 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2000, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

/s/ GRANT THORNTON LLP

Irvine, California

August 2, 2001

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Exhibit 23.1
Consent of Independent Certified Public Accountants